Exhibit 99.1

RADIANT LOGISTICS ANNOUNCES RESULTS FOR

THE THIRD fiscal quarter ENDED March 31, 2023

Results impacted by macro-economic trends in transportation industry but show improvement over comparable pre-pandemic period

RENTON, WA May 10, 2023 – Radiant Logistics, Inc. (NYSE American: RLGT), a technology-enabled global transportation and value-added logistics services company, today reported financial results for the three and nine months ended March 31, 2023.

Financial Highlights – Three Months Ended March 31, 2023

•
Revenues decreased to $244.2 million for the third fiscal quarter ended March 31, 2023, down $197.1 million or 44.7%, compared to revenues of $441.3 million for the comparable prior year period. Excluding $62.2 million in project charter business in the year ago period, revenues were down $134.9 million or 35.6%. Revenue increased $38.2 million or 18.5% when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.
•
Gross profit decreased to $63.8 million for the third fiscal quarter ended March 31, 2023, down $16.3 million or 20.3%, compared to gross profit of $80.1 million for the comparable prior year period. Gross profit increased $14.2 million or 28.6% when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.
•
Adjusted gross profit, a non-GAAP financial measure, decreased to $67.0 million for the third fiscal quarter ended March 31, 2023, down $16.5 million or 19.8%, compared to adjusted gross profit of $83.5 million for the comparable prior year period. Adjusted gross profit increased $14.3 million or 27.1% when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.
•
Net income attributable to Radiant Logistics, Inc. decreased to $4.2 million, or $0.09 per basic and $0.08 per fully diluted share for the third fiscal quarter ended March 31, 2023, down $9.4 million or 69.1%, compared to $13.6 million, or $0.27 per basic and fully diluted share for the comparable prior year period. Net income attributable to Radiant Logistics, Inc. increased $1.3 million or 44.8% when compared to the quarter ended March 31, 2019, the most recent comparable pre‑pandemic period.
•
Adjusted net income, a non-GAAP financial measure, decreased to $8.2 million, or $0.17 per basic and fully diluted share for the third fiscal quarter ended March 31, 2023, down $7.9 million or 49.1%, compared to adjusted net income of $16.1 million, or $0.32 per basic and fully diluted share for the comparable prior year period. Adjusted net income is calculated by applying a normalized tax rate of 24.5% and excluding other items not considered part of regular operating activities. Adjusted net income increased $2.6 million or 46.4% when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.
•
Adjusted EBITDA, a non-GAAP financial measure, decreased to $11.6 million for the third fiscal quarter ended March 31, 2023, down $11.0 million or 48.7%, compared to adjusted EBITDA of $22.6 million for the comparable prior year period. Adjusted EBITDA increased $3.2 million or 38.1% when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.
•
Adjusted EBITDA margin (Adjusted EBITDA expressed as a percentage of adjusted gross profit), a non-GAAP financial measure, decreased to 17.2% or 980 basis points, for the third fiscal quarter ended March 31, 2023, compared to Adjusted EBITDA margin of 27.0% for the comparable prior year period. Adjusted EBITDA margin increased 120 basis points when compared to the quarter ended March 31, 2019, the most recent comparable pre-pandemic period.

Stock Buy-back

We purchased 839,864 shares of our common stock at an average cost of $5.95 per share for an aggregate cost of $5.0 million during the nine months ended March 31, 2023. Under the terms of our outstanding Rule 10b5-1 Repurchase Plan, we have purchased an additional 651,917 shares of common stock subsequent to March 31, 2023 and through May 5, 2023 for a total cost of $4.2 million inclusive of transaction costs, bringing the total common stock repurchased under the plan to 2,243,840 shares.

As of March 31, 2023, the Company had 48,181,256 shares outstanding.

CEO Bohn Crain Comments on Results

“Our results for the March quarter were heavily impacted by the rapid softening of the freight markets that has occurred in recent months. These quickly evolving market conditions have negatively impacted not only our results, but also the year-over-year comparison to our record results for prior year period.” said Bohn Crain, Founder and CEO of Radiant Logistics.

“The volatility that we have seen in the market as we have come through the pandemic is unprecedented. While our core domestic forwarding services has been relatively durable, our ocean imports and intermodal/truck brokerage operations have been particularly hard hit as a result of the dramatic fall-off from the robust operating environment that was experienced last year. The confluence of shippers continuing to manage through elevated inventories, reduced imports and slowing economic growth, is having a cascading effect across virtually every mode of transportation where the balance of supply and demand has shifted from a tight market a year ago to one that is now oversupplied. We believe we are at or near the bottom of this cycle and would expect markets to begin to find their way to more sustainable and normalized levels over the balance of calendar year 2023.”

Mr. Crain continued, “While our comparative year-over-year numbers are down significantly from the historically strong freight market created by the pandemic and associated supply chain disruptions, our results for the quarter ended March continued to trend meaningfully ahead of our historical financial results from the pre-pandemic era. Our disciplined approach to capital allocation and low leverage continues to serve us well and we believe we are well positioned to navigate through this slower period as shippers work through their remaining excess inventories and we find our way back to more normalized market conditions. We are in the strongest financial position in the history of the Company and having generated over $76.1 million in cash from operations through the nine months ended March 31, 2023, we remain virtually debt free (negative net debt of $17.0 million as of March 31, 2023), while continuing to make good progress with our stock buy-back acquiring $5.0 million of our stock through the nine months ended March 31, 2023, and $4.2 million subsequent to March 31, 2023 and through May 5, 2023. Looking ahead, we expect to continue our balanced approach to capital allocation through a combination of agent station conversions, synergistic tuck‑in acquisitions, and stock buy‑backs. Through this approach we will continue to scale our business, leveraging our best‑in‑class technology and extensive global network, which we believe, over time, will deliver meaningful value for our shareholders, operating partners, and the end customers that we serve.”

Third Fiscal Quarter Ended March 31, 2023 – Financial Results

For the three months ended March 31, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $4.2 million on $244.2 million of revenues, or $0.09 per basic and $0.08 per fully diluted share. For the three months ended March 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $13.6 million on $441.3 million of revenues, or $0.27 per basic and fully diluted share.

For the three months ended March 31, 2023, Radiant reported adjusted net income, a non-GAAP financial measure, of $8.2 million, or $0.17 per basic and fully diluted share. For the three months ended March 31, 2022, Radiant reported adjusted net income of $16.1 million, or $0.32 per basic and fully diluted share.

For the three months ended March 31, 2023, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $11.6 million, compared to $22.6 million for the comparable prior year period.

Nine Months Ended March 31, 2023 – Financial Results

For the nine months ended March 31, 2023, Radiant reported net income attributable to Radiant Logistics, Inc. of $17.5 million on $853.3 million of revenues, or $0.36 per basic and $0.35 per fully diluted share. For the nine months ended March 31, 2022, Radiant reported net income attributable to Radiant Logistics, Inc. of $27.7 million on $1,076.5 million of revenues, or $0.55 per basic and fully diluted share.

For the nine months ended March 31, 2023, Radiant reported adjusted net income, a non-GAAP financial measure, of $32.8 million, or $0.68 per basic and $0.66 per fully diluted share. For the nine months ended March 31, 2022, Radiant reported adjusted net income of $39.1 million, or $0.79 per basic and $0.77 per fully diluted share.

For the nine months ended March 31, 2023, Radiant reported Adjusted EBITDA, a non-GAAP financial measure, of $46.4 million, compared to $54.5 million for the comparable prior year period.

Earnings Call and Webcast Access Information

Radiant Logistics, Inc. will host a conference call on Wednesday, May 10, 2023 at 4:30 PM Eastern to discuss the contents of this release. The conference call is open to all interested parties, including individual investors and press. Bohn Crain, Founder and CEO will host the call.

Conference Call Details

DATE/TIME:	Wednesday, May 10, 2023 at 4:30 PM Eastern
DIAL-IN	US (877) 545-0523; Intl. (973) 528-0016 (Participant Access Code: 320004)
REPLAY	May 11, 2023 at 9:30 AM Eastern to May 24, 2023 at 4:30 PM Eastern, US (877) 481-4010; Intl. (919) 882-2331 (Replay ID number: 48355)

Webcast Details

This call is also being webcast and may be accessed via Radiant’s web site at www.radiantdelivers.com or at https://www.webcaster4.com/Webcast/Page/2191/48355

About Radiant Logistics (NYSE American: RLGT)

Radiant Logistics, Inc. (www.radiantdelivers.com) operates as a third party logistics company, providing technology-enabled global transportation and value-added logistics services primarily to customers in the United States and Canada. Through its comprehensive service offerings, Radiant provides domestic and international freight forwarding along with truck and rail brokerage services to a diversified account base including manufacturers, distributors and retailers, which it supports from an extensive network of Radiant and agent-owned offices throughout North America and other key markets around the world. Radiant’s value-added logistics services include warehouse and distribution, customs brokerage, order fulfillment, inventory management and technology services.

This report contains “forward-looking statements” within the meaning set forth in United States securities laws and regulations – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as “anticipate,” “believe,” “estimates,” “expect,” “future,” “intend,” “may,” “plan,” “see,” “seek,” “strategy,” or “will” or the negative thereof or any variation thereon or similar terminology or expressions. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. We have developed our forward-looking statements based on management’s beliefs and assumptions, which in turn rely upon information available to them at the time such statements were made. Such forward-looking statements reflect our current perspectives on our business, future performance, existing trends and information as of the date of this report. These include, but are not limited to, our beliefs about future revenue and expense levels, growth rates, prospects related to our strategic initiatives and business strategies, along with express or implied assumptions about, among other things: our continued relationships with our strategic operating partners; the performance of our historic business, as well as the businesses we have recently acquired, at levels consistent with recent trends and reflective of the synergies we believe will be available to us as a result of such acquisitions; our ability to successfully integrate our recently acquired businesses; our ability to locate suitable acquisition opportunities and secure the financing necessary to complete such acquisitions; transportation costs remaining in-line with recent levels and expected trends; our ability to mitigate, to the best extent possible: our dependence on current management and certain larger strategic operating partners; our compliance with financial and other covenants under our senior indebtedness; the absence of any adverse laws or governmental regulations affecting the transportation industry in general, and our operations in particular; the impact of COVID-19 or any other health pandemic or environmental event on our operations and financial results; continued disruptions in the global supply chain; higher inflationary pressures particularly surrounding the costs of fuel; potential adverse legal, reputational and financial effects on the Company resulting from the ransomware incident or future cyber incidents and the effectiveness of the Company’s business continuity plans in response to cyber incidents, like the ransomware incident; the commercial, reputational and regulatory risks to our business that may arise as a consequence of our need to restate our financial statements; our longer-term relationship with our senior lenders as a consequence of our need to restate our financial statements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to remediate during 2023 certain material weaknesses in our internal controls over financial reporting, and such other factors that may be identified from time to time in our Securities and Exchange Commission (“SEC”) filings and other public announcements including those set forth under the caption “Risk Factors” in Part 1 Item 1A of this report. In addition, the global economic climate and additional or unforeseen effects from the COVID-19 pandemic amplify many of these risks. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Readers are cautioned not to place undue reliance on our forward-looking statements, as they speak only as of the date made. We disclaim any obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact: Radiant Logistics, Inc. Todd Macomber (425) 943-4541 investors@radiantdelivers.com	Media Contact: Radiant Logistics, Inc. Jennifer Deenihan (425) 462-1094 communications@radiantdelivers.com

RADIANT LOGISTICS, INC.

Condensed Consolidated Balance Sheets

	March 31,	June 30,
(In thousands, except share and per share data)	2023	2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,008	$24,442
Accounts receivable, net of allowance of $2,235 and $2,983, respectively	118,678	186,492
Contract assets	33,327	61,154
Prepaid expenses and other current assets	13,044	17,256
Total current assets	216,057	289,344

Property, technology, and equipment, net	25,252	24,823

Goodwill	88,969	88,199
Intangible assets, net	39,159	48,545
Operating lease right-of-use assets	58,307	41,111
Deposits and other assets	5,591	4,704
Long-term restricted cash	595	625
Total other long-term assets	192,621	183,184
Total assets	$433,930	$497,351

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$94,784	$137,853
Operating partner commissions payable	16,920	18,731
Accrued expenses	7,183	11,349
Income tax payable	2,639	4,035
Current portion of notes payable	4,580	4,575
Current portion of operating lease liabilities	11,184	7,641
Current portion of finance lease liabilities	531	577
Current portion of contingent consideration	3,874	2,600
Other current liabilities	294	303
Total current liabilities	141,989	187,664

Notes payable, net of current portion	28,057	66,719
Operating lease liabilities, net of current portion	53,593	37,776
Finance lease liabilities, net of current portion	823	1,223
Contingent consideration, net of current portion	756	2,930
Deferred income taxes	2,304	6,482
Total long-term liabilities	85,533	115,130
Total liabilities	227,522	302,794

Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized; 51,545,728 and 51,265,543 shares issued, and 48,181,256 and 48,740,935 shares outstanding, respectively	33	33
Additional paid-in capital	107,711	106,146
Treasury stock, at cost, 3,364,472 and 2,524,608 shares, respectively	(21,004)	(16,004)
Retained earnings	122,450	104,998
Accumulated other comprehensive loss	(3,251)	(796)
Total Radiant Logistics, Inc. stockholders’ equity	205,939	194,377
Non-controlling interest	469	180
Total equity	206,408	194,557
Total liabilities and equity	$433,930	$497,351

RADIANT LOGISTICS, INC.

Condensed Consolidated Statements of Comprehensive Income

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
(In thousands, except share and per share data)	2023	2022	2023	2022
		(as restated)		(as restated)
Revenues	$244,171	$441,310	$853,261	$1,076,486

Operating expenses:
Cost of transportation and other services	177,154	357,849	635,736	857,169
Operating partner commissions	26,499	30,986	87,116	89,716
Personnel costs	19,817	19,853	60,229	52,165
Selling, general and administrative expenses	10,591	10,312	27,999	25,451
Depreciation and amortization	4,549	4,684	18,242	13,386
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of contingent consideration	(697)	152	(387)	607
Total operating expenses	237,913	423,836	828,965	1,038,494

Income from operations	6,258	17,474	24,296	37,992

Other income (expense):
Interest income	216	4	315	10
Interest expense	(683)	(1,001)	(2,246)	(2,359)
Foreign currency transaction gain	331	105	802	480
Change in fair value of interest rate swap contracts	(355)	1,985	231	1,562
Other	123	32	153	139
Total other income (expense)	(368)	1,125	(745)	(168)

Income before income taxes	5,890	18,599	23,551	37,824

Income tax expense	(1,346)	(4,276)	(5,570)	(9,191)

Net income	4,544	14,323	17,981	28,633
Less: net income attributable to non-controlling interest	(361)	(756)	(529)	(918)

Net income attributable to Radiant Logistics, Inc.	$4,183	$13,567	$17,452	$27,715

Other comprehensive income (loss):
Foreign currency translation gain (loss)	122	479	(2,455)	(443)
Comprehensive income	$4,666	$14,802	$15,526	$28,190

Income per share:
Basic	$0.09	$0.27	$0.36	$0.55
Diluted	$0.08	$0.27	$0.35	$0.55

Weighted average common shares outstanding:
Basic	48,180,834	49,443,267	48,391,310	49,675,642
Diluted	49,304,991	50,632,293	49,679,999	50,843,179

Reconciliation of Non-GAAP Measures

RADIANT LOGISTICS, INC.

Reconciliation of Gross Profit to Adjusted Gross Profit, Net Income Attributable to Radiant Logistics, Inc.
to Adjusted Net Income, EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin

(unaudited)

As used in this report adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Radiant’s business. For adjusted net income, management uses a 24.5% tax rate to calculate the provision for income taxes to normalize Radiant’s tax rate to that of its competitors and to compare Radiant’s reporting periods with different effective tax rates. In addition, in arriving at adjusted net income, the Company adjusts for certain non-cash charges and significant items that are not part of regular operating activities. These adjustments include income taxes, depreciation and amortization, net interest expense, share-based compensation, change in fair value of contingent consideration, transition costs, lease termination costs, acquisition related costs, ransomware related costs, litigation costs, change in fair value of interest rate swap contracts, and gain on foreign currency transaction.

We commonly refer to the term “adjusted gross profit” when commenting about our Company and the results of operations. Adjusted gross profit is a non-GAAP measure calculated as revenues less directly related operations and expenses attributed to the Company’s services. Adjusted gross profit is calculated as GAAP gross profit exclusive of depreciation and amortization, which are reported separately. We believe adjusted gross profit is a better measurement than are total revenues when analyzing and discussing the effectiveness of our business and is used as a portion of a key metric the Company uses to discuss its progress.

EBITDA is a non-GAAP measure of income and does not include the effects of interest, taxes, and the “non-cash” effects of depreciation and amortization on long-term assets. Companies have some discretion as to which elements of depreciation and amortization are excluded in the EBITDA calculation. We exclude all depreciation charges related to property, technology and equipment, and all amortization charges (including amortization of leasehold improvements). We then further adjust EBITDA to exclude changes in fair value of contingent consideration, expenses specifically attributable to acquisitions, transition and lease termination costs, foreign currency transaction gains and losses, extraordinary items, share-based compensation expense, litigation expenses unrelated to our core operations, and other non-cash charges. While management considers EBITDA, and adjusted EBITDA useful in analyzing our results, it is not intended to replace any presentation included in our consolidated financial statements.

We believe that these non-GAAP financial measures, as presented, represent a useful method of assessing the performance of our operating activities, as they reflect our earnings trends without the impact of certain non-cash charges and other non-recurring charges. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations to allow a comparison to other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results. However, these non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. Adjusted gross profit, adjusted net income, EBITDA, adjusted EBITDA, and adjusted EBITDA margin should not be considered in isolation or as a substitute for any of the consolidated statements of comprehensive income prepared in accordance with GAAP, or as an indication of Radiant’s operating performance or liquidity.

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of adjusted gross profit to GAAP gross profit	2023	2022	2023	2022
		(as restated)		(as restated)
Revenues	$244,171	$441,310	$853,261	$1,076,486
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(177,154)	(357,849)	(635,736)	(857,169)
Depreciation and amortization	(3,205)	(3,322)	(8,545)	(9,653)
GAAP gross profit	$63,812	$80,139	$208,980	$209,664
Depreciation and amortization	3,205	3,322	8,545	9,653
Adjusted gross profit	$67,017	$83,461	$217,525	$219,317

GAAP gross margin (GAAP gross profit as a percentage of revenues)	26.1%	18.2%	24.5%	19.5%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	27.4%	18.9%	25.5%	20.4%

(In thousands)	Three Months Ended
Reconciliation of adjusted gross profit to GAAP gross profit	March 31, 2019
Revenues	$206,048
Cost of transportation and other services (exclusive of depreciation and amortization, shown separately below)	(153,302)
Depreciation and amortization	(3,127)
GAAP gross profit	$49,619
Depreciation and amortization	3,127
Adjusted gross profit	$52,746

GAAP gross margin (GAAP gross profit as a percentage of revenues)	24.1%
Adjusted gross profit percentage (adjusted gross profit as a percentage of revenues)	25.6%

(In thousands)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted EBITDA	2023	2022	2023	2022
		(as restated)		(as restated)
Net income attributable to Radiant Logistics, Inc.	$4,183	$13,567	$17,452	$27,715
Income tax expense	1,346	4,276	5,570	9,191
Depreciation and amortization (1)	4,663	4,684	18,585	13,386
Net interest expense	467	997	1,931	2,349

EBITDA	10,659	23,524	43,538	52,641

Share-based compensation	543	539	1,832	1,311
Change in fair value of contingent consideration	(697)	152	(387)	607
Acquisition related costs	98	6	147	502
Ransomware incident related costs, net	12	279	12	1,031
Litigation costs	384	163	751	484
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of interest rate swap contracts	355	(1,985)	(231)	(1,562)
Restatement costs (2)	537	—	1,544	—
Foreign currency transaction gain	(331)	(105)	(802)	(480)

Adjusted EBITDA	$11,560	$22,573	$46,434	$54,534
Adjusted EBITDA margin (Adjusted EBITDA as a % of Adjusted Gross Profit)	17.2%	27.0%	21.3%	24.9%
(1)
Depreciation and amortization for the purposes of calculating Adjusted EBITDA, a non-GAAP financial measure, includes depreciation expenses recognized on certain computer software as a service.
(2)
The restatement costs for nine months ended March 31, 2023 included $1.0 million, which was not previously included in the six months ended December 31, 2022.

(In thousands)	Three Months Ended
Reconciliation of GAAP net income to adjusted EBITDA	March 31, 2019
Net income attributable to Radiant Logistics, Inc.	$2,932
Income tax expense	942
Depreciation and amortization	3,847
Net interest expense	671

EBITDA	8,392

Share-based compensation	409
Change in fair value of contingent consideration	(611)
Acquisition related costs	75
Litigation costs	148
Foreign currency transaction loss	24

Adjusted EBITDA	$8,437
Adjusted EBITDA margin (Adjusted EBITDA as a % of Adjusted Gross Profit)	16.0%

(In thousands, except share and per share data)	Three Months Ended March 31,		Nine Months Ended March 31,
Reconciliation of GAAP net income to adjusted net income	2023	2022	2023	2022
		(as restated)		(as restated)
GAAP net income attributable to Radiant Logistics, Inc.	$4,183	$13,567	$17,452	$27,715
Adjustments to net income:
Income tax expense	1,346	4,276	5,570	9,191
Depreciation and amortization	4,549	4,684	18,242	13,386
Change in fair value of contingent consideration	(697)	152	(387)	607
Acquisition related costs	98	6	147	502
Ransomware incident related costs, net	12	279	12	1,031
Litigation costs	384	163	751	484
Transition, lease termination, and other costs	—	—	30	—
Change in fair value of interest rate swap contracts	355	(1,985)	(231)	(1,562)
Restatement costs(1)	537	—	1,544	—
Amortization of debt issuance costs	123	124	373	377

Adjusted net income before income taxes	10,890	21,266	43,503	51,731

Provision for income taxes at 24.5%	(2,668)	(5,210)	(10,658)	(12,674)

Adjusted net income	$8,222	$16,056	$32,845	$39,057

Adjusted net income per common share:
Basic	$0.17	$0.32	$0.68	$0.79
Diluted	$0.17	$0.32	$0.66	$0.77

Weighted average common shares outstanding:
Basic	48,180,834	49,443,267	48,391,310	49,675,642
Diluted	49,304,991	50,632,293	49,679,999	50,843,179
(1)
The restatement costs for nine months ended March 31, 2023 included $1.0 million, which was not previously included in the six months ended December 31, 2022.

(In thousands, except share and per share data)	Three Months Ended
Reconciliation of GAAP net income to adjusted net income	March 31, 2019
GAAP net income attributable to Radiant Logistics, Inc.	$2,932
Adjustments to net income:
Income tax expense	942
Depreciation and amortization	3,847
Change in fair value of contingent consideration	(611)
Acquisition related costs	75
Litigation costs	148
Amortization of debt issuance costs	56

Adjusted net income before income taxes	7,389

Provision for income taxes at 24.5%	(1,810)

Adjusted net income	$5,579

Adjusted net income per common share - basic and diluted	$0.11

Weighted average common shares outstanding:
Basic	49,515,717
Diluted	51,169,321